               AMENDMENT TO THE PRINCIPAL UNDERWRITING AGREEMENT
               -------------------------------------------------

     This amendment, dated as of July 20, 2000 (this "Amendment"), to the Principal Underwriting Agreement effective on the 12th day of July, 1989, as amended from time to time (as so amended, the "Original Agreement"), is executed by and between LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Lincoln National"), a life insurance company organized under the laws of the state of Indiana, on behalf of itself and SEPARATE ACCOUNT H OF THE LINCOLN NATIONAL LIFE INSURANCE COMPANY ("Separate Account"), a separate account established by Lincoln National pursuant to the Indiana Insurance Code, and AMERICAN FUNDS DISTRIBUTORS, INC. ("AFD"), a corporation organized under the laws of the state of California (collectively, the "Parties").

                                  WITNESSETH:

     WHEREAS, the Original Agreement provides for AFD to serve as principal underwriter for certain variable annuity contracts defined more fully therein and marketed under the names "American Legacy II", "American Legacy III" and "American Legacy Shareholder's Advantage"; and

     WHEREAS, the Parties desire to extend the terms and conditions of the Original Agreement to cover two new variable annuity contracts proposed to be issued by Lincoln National through the Separate Account, which would provide for investment in Class 2 shares of the American Variable Insurance Series (the "Series") and for which AFD would serve as principal underwriter and which would be marketed under the names "American Legacy III Plus" and "American Legacy III C-Share";

     NOW THEREFORE, in consideration of the foregoing, and of the mutual covenants and conditions contained herein and in the Original Agreement, and of other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Lincoln National, the Separate Account and AFD hereby agree as follows:

     1. American Legacy III Plus Contracts. Lincoln National hereby authorizes AFD to serve as principal underwriter for the American Legacy III Plus Contracts and, in such capacity, to form a selling group for the American Legacy III Plus Contracts, and AFD accepts such authorization, subject to the same terms and conditions of the Original Agreement as though set forth in full herein, except as provided otherwise in Section 3 of this Amendment. For this purpose and subject to Section 3 of this Amendment, all references to "Contracts" in the Original Agreement, as amended hereby, shall include the American III Plus Contracts; all references therein to "Member" shall include each broker-dealer joining the American Legacy III Plus selling group; and all references therein to "Registration Statement" for the Contracts shall include the Registration Statement of the Lincoln National Variable Annuity Account H as filed with the Securities and Exchange Commission ("Commission") on Form N-4 (SEC File No. 333-35780).

     2. American Legacy III C-Share Contracts. Lincoln National hereby authorizes AFD to serve as principal underwriter for the American Legacy III C-Share Contracts and, in such capacity, to form a selling group for the American Legacy III C-Share Contracts, and AFD accepts such authorization, subject to the same terms and conditions of the Original Agreement as though set forth in full herein, except as provided otherwise in Section 4 of this Amendment. For this purpose and subject to Section 4 of this Amendment, all references to "Contracts" in the Original Agreement, as amended hereby, shall include the American III C-Share Contracts; all references therein to "Member" shall include each broker-dealer joining the American Legacy III C-Share selling group; and all references therein to "Registration Statement" for the Contracts shall include the Registration Statement of the Lincoln National Variable Annuity Account H as filed with the Commission on Form N-4 (SEC File No. 333-35784).

     3. Special Terms and Conditions for the American Legacy III Plus Contracts. The following terms and conditions shall apply with respect to the American Legacy III Plus Contracts.

     a. Effective Date. The duties, warranties, and other undertakings of the Parties under the Original Agreement shall not take effect with respect to American Legacy III Plus Contracts until the initial registration statement for the American Legacy III Plus Contracts has been declared effective by the Commission.

     b. Compensation. Compensation with respect to the American Legacy III Plus Contracts shall be paid in accordance with Schedule A-V which is attached to, and hereby incorporated into, this Amendment; provided, however, that Lincoln National shall not be obligated to pay servicing fees or trail commissions to Members in the event that Lincoln National has not received, or is no longer eligible to receive, payments under the plan of distribution adopted by the Class 2 Shares of the Funds of the American Variable Insurance Series pursuant to rule l2b-1 under the Investment Company Act of 1940. Changes may be made to Schedule A-V from time to time in accordance with Section 25 of the Original Agreement governing changes to the Schedules.

     4. Special Terms and Conditions for the American Legacy III C-Share Contracts. The following terms and conditions shall apply with respect to the American Legacy C-Share Contracts.

     a. Effective Date. The duties, warranties, and other undertakings of the Parties under the Original Agreement shall not take effect with respect to American Legacy III C-Share Contracts until the initial registration statement for the American Legacy III C-Share Contracts has been declared effective by the Commission.

     b. Compensation. Compensation with respect to the American Legacy III C-Share Contracts shall be paid in accordance with Schedule A-VI which is attached to, and hereby incorporated into, this Amendment; provided, however, that Lincoln

          National shall not be obligated to pay servicing fees or trail commissions to Members in the event that Lincoln National has not received, or is no longer eligible to receive, payments under the plan of distribution adopted by the Class 2 Shares of the Funds of the American Variable Insurance Series pursuant to rule 12b-1 under the Investment Company Act of 1940. Changes may be made to Schedule A-VI from time to time in accordance with Section 25 of the Original Agreement governing changes to the Schedules.

     5. Counterparts. This Amendment may be executed in two or more counterparts, each of which, when so executed, shall be deemed to be an original, but such counterparts taken together shall constitute but one and the same instrument.

    IN WITNESS WHEREOF, the undersigned parties have caused this Amendment to be duly executed and attested as follows:

                                    The Lincoln National Life Insurance Company on behalf of itself and Separate Account H of the Lincoln National Life Insurance Company


Attest: C. Michael Antrobus         By: Jeffrey K. Dellinger
       -------------------------       -------------------------


                                    American Funds Distributors, Inc.


Attest: James P. Ryan               By: Kevin G. Clifford
       -------------------------       -------------------------

                                 SCHEDULE A-V
                                 ------------

                COMMISSIONS TO MEMBERS AND REMUNERATION TO AFD
                ----------------------------------------------

                           Effective: July 21, 2000

All Sales of the Contract (also referred to herein as "American Legacy III
--------------------------------------------------------------------------
Plus").
-------

a) Lincoln National will make direct payment of commissions to members and remuneration to AFD with respect to all sales of American Legacy III Plus Contracts as set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.

     Lincoln National will pay AFD 0.65% on all purchase payments made to American Legacy III Plus Contracts and will pay AFD an additional 0.25% on all purchase payments made to contracts for which the member does not qualify for the 0.25% sales volume allowance described below.

     Commissions to members are based on the compensation option chosen by the member for a particular contract. The following compensation options are available on American Legacy III Plus Contracts. The following options apply to purchase payments made to contracts with owners under age 81 at the time the purchase payment is made.


     Option     Commission as Percentage of     Annual Service     Annual Service
      Plan         Purchase Payment (1)         Fee Years 2-9      Fee Years 10+
     ------     ---------------------------     --------------     --------------
       1                   6.25%                    None               None

       2                   5.10%                    0.25%              0.25%

       3                   3.75%                    0.25%              1.00% (2)

     (1) In the event a purchase payment qualifies for the 5.00% "bonus credit" as described in the prospectus for American Legacy III Plus, the commission amounts are reduced to 5.75%, 4.60% and 3.25% for Option Plans 1, 2 and 3, respectively. For purposes of determining whether the 5.00% "bonus credit" and the reduced compensation applies, all purchase payments received in the first year will be aggregated.

     (2)  0.25% annual service fee plus a 0.75% annual continuing commission.

     For purchase payments made to contracts with owners between age 81 and age 85 at the time the purchase payment is made, a 2.50% commission will be paid and no annual service fee will apply. A 2.00% commission will be paid and no service fee will apply in the event a purchase payment qualifies for the 5.00% "bonus credit" (see footnote (1) above).

          For purchase payments made to contracts with owners over age 85 at the time the purchase payment is made, a 1.50% commission will be paid and no annual service fee will apply. A 1.00% commission will be paid and no service fee will apply in the event a purchase payment qualifies for the 5.00% "bonus credit" (see footnote (1) above).

     b) Lincoln National will pay annual service fees under Options 2 and 3 to members on the value of all contract purchase payments beginning in the second contract year. The service fee will be paid at the end of each calendar quarter on the quarter ending account value less purchase payments made in the previous 15 months.

     c) Lincoln National will pay an additional annual 0.25% fee to members maintaining a sales volume of at least $7,500,000 in the American Legacy III, American Legacy Shareholder's Advantage, American Legacy III Plus and American Legacy III C-Share variable annuities in each calendar year. The allowance will be paid on all purchase payments received during the calendar year. Payments will be made to members every quarter after the $7,500,000 sales level is attained. Members must attain the $7,500,000 sales volume each calendar year to qualify for the additional allowance payments.

     d) For members reaching certain sales levels set by AFD and Lincoln National from time to time, Lincoln National will pay an additional 0.10% continuing commission on the value of all contract purchase payments beginning in the second contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, Lincoln National will calculate and pay, for all eligible contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to 0.025% of the quarter ending account value less any deposits made in the previous 15 months. These continuing commissions are not paid on contracts that have been annuitized.

2.   Annuitization
     -------------

     Upon annuitization of a contract to which no surrender charges apply:

     (1) a continuing commission of 0.80% annually will be paid to members on statutory reserves for that portion of the contract which has been annuitized on a variable basis and which remains annuitized on a variable basis (i.e. excluding any statutory reserves associated with post-annuitization transfers from a variable payout status to a fixed payout status). This amount will be based on the calendar end reserve amount and paid to members each calendar quarter; and/or

     (2) a one time commission of 3.00% will be paid to members on contract value at the time they are annuitized on a fixed basis.

     Upon annuitization of a contract to which no surrender charges apply, AFD will receive a commission of 0.90% on contract value which has been annuitized on a fixed and/or variable basis.

     IN WITNESS WHEREOF, the undersigned parties have caused this Schedule A-V:
Commissions to Members and Remuneration to AFD to be duly executed and attested as follows:

                                   The Lincoln National Life Insurance Company on behalf of itself and Separate Account H of The Lincoln National Life Insurance Company


Attest: /s/ G. Michael Antrobus    By: /s/ Jeffrey K. Dellinger
       ------------------------        ----------------------------


                                   American Funds Distributors, Inc.

Attest: /s/ James P. Ryan          By: /s/ K. G. Clifford
       -----------------------     -----------------------------

                                 SCHEDULE A-VI
                                 -------------

                COMMISSIONS TO MEMBERS AND REMUNERATION TO AFD
                ----------------------------------------------

                           Effective: July 21, 2000


1. All Sales of the Contract (also referred to herein as "American Legacy III C-Share").

     a) Lincoln National will make direct payment of commissions to members and remuneration to AFD with respect to all sales of American Legacy III C-Share Contracts as set forth below. Where state law prohibits direct payment to AFD, payment will be made in accordance with the applicable state law.

          Lincoln National will pay AFD 0.65% on all purchase payments made to American Legacy III C-Share Contracts and will pay AFD an additional 0.25% on all purchase payments made to contracts for which the member does not qualify for the 0.25% sales volume allowance described below.

          Lincoln National will pay a commission of 1.75% to members on purchase payments made to contracts with owners under age 81 at the time the purchase payment is made. Lincoln National will pay a commission of 0.75% to members on purchase payments made to contracts with owners age 81 or older at the time the purchase payment is made. In the event of a surrender, withdrawal or annuitization of a purchase payment within the first 12 months after it is received, dealers agree to reimburse Lincoln National for the entire amount of the commission paid on such purchase payment. In the event of a surrender, withdrawal or annuitization of a purchase payment in the thirteenth month through the twenty-fourth month after it is received, dealers agree to reimburse Lincoln National for one-half of the commission paid on such purchase payment. Purchase payments will be taken out on a first in, first out basis.

     b) Lincoln National will pay an annual 0.75% continuing commission and a 0.25% annual service fee (1.00% in total) to members on the value of all contract purchase payments beginning in the second contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, Lincoln National will calculate and pay, for all contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to 0.25% of the quarter ending account value less any deposits made in the previous 15 months. These continuing commissions are not paid on contracts that have been annuitized.

     c) Lincoln National will pay an additional annual 0.25% fee to members maintaining a sales volume of at least $7,500,000 in the American Legacy III, American Legacy Shareholder's Advantage, American Legacy III Plus and American Legacy III C-Share variable annuities in each calendar year. The allowance will be paid on all purchase payments received during the calendar year. Payments will be made to members every quarter after the $7,500,000 sales level is attained. Members must attain the $7,500,000 sales volume each calendar year to qualify for the additional allowance payments.

     d) For members reaching certain sales levels set by AFD and Lincoln National from time to time, Lincoln National will pay an additional 0.10% continuing commission on the value of all contract purchase payments beginning in the second contract year. This compensation will be paid at the end of each calendar quarter and will be calculated as follows: At the end of each calendar quarter, Lincoln National will calculate and pay, for all eligible contracts which have been in force for 15 months or more as of the last day of the quarter, an amount equal to 0.025% of the quarter ending account value less any deposits made in the previous 15 months. These continuing commissions are not paid on contracts that have been annuitized.

2.   Annuitization
     -------------

     Upon annuitization of a contract to which no surrender charges apply:

     (1) a continuing commission of 1.00% annually will be paid to members on statutory reserves for that portion of the contract which has been annuitized on a variable basis and which remains annuitized on a variable basis (i.e. excluding any statutory reserves associated with post-annuitization transfers from a variable payout status to a fixed payout status). This amount will be based on the calendar end reserve amount and paid to members each calendar quarter; and/or

     (2) a one time commission of 3.00% will be paid to members on contract value at the time they are annuitized on a fixed basis.

     Upon annuitization of a contract to which no surrender charges apply, AFD will receive a commission of 0.90% on contract value which has been annuitized on a fixed and/or variable basis.

     IN WITNESS WHEREOF, the undersigned parties have caused this Schedule A-VI:
Commissions to Members and Remuneration to AFD to be duly executed and attested as follows:

                                     The Lincoln National Life Insurance Company on behalf of itself and Separate Account H of The Lincoln National Life Insurance Company


Attest: /s/ G. Michael Antrobus      By: /s/ Jeffrey K. Dellinger
       ------------------------          -----------------------------


                                     American Funds Distributors, Inc.


Attest: /s/ James P. Ryan            By: /s/ Kevin G. Clifford
       ------------------------        -------------------------------